SusGlobal Signs Letter of Intent to Purchases Assets Including 39.44 Acres for Expansion Plan at Belleville Site

TORONTO, ONTARIO / ACCESSWIRE / February 20, 2019 / SusGlobal Energy Corp. (“SusGlobal Energy” or the (“Company”) (OTCQB: SNRG), the developer of SusGro™, a revolutionary pathogen free organic fertilizer, today announced that its wholly-owned subsidiary, SusGlobal Energy Belleville Ltd. (“SusGlobal Belleville”), has executed a non-binding letter of intent (the “LOI”) for certain assets (the “Assets”), including 39.44 acres of property (the “Property”) located at 704 Phillipston Road, in Belleville, Ontario.

Subject to the execution of an Asset Purchase Agreement (the “APA”), the LOI sets forth the terms, including the purchase price of USD$1,332,153 (CAD$1,767,250) in cash to be paid on closing, less the sum of USD$54,274 (CAD$72,000) advanced by the Company to seller on February 5, 2019.

If the APA is signed SusGlobal Belleville will become the owner of the 39.44 land parcel and no longer a lessee of the existing 13.88 -acre portion. SusGlobal Belleville will be expanding the site capacity to 70,000 tonnes per annum from the current 35,000 tonnes per annum composting facility to continue producing its Earth’s Journey™ Compost, with an additional 50,000 tonnes per annum organic processing and transfer site approved under the existing Environmental Compliance Approval (“ECA”) and Site Plan. The expansion and integration of processing equipment into the existing facilities will also allow for treating of source separated organics (“SSO”) and industrial, commercial and institutional (“ICI”) organic wastes to produce a high yield organic slurry which will be sent to local anaerobic digesters to produce energy, while continuing to reduce greenhouse gas emissions (“GHG”) by diverting organic waste from landfills.

“We are very pleased to be able to enter into an LOI to purchase this large parcel of land with the ECA attached in order to expand our Belleville site to bring the Ontario, Quebec and New York State organic waste management systems to a sustainable level by diverting from landfills” stated Marc Hazout, Executive Chairman and President of SusGlobal Energy Corp.

The details of the LOI are found in the Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission on February 20, 2019.

About SusGlobal Energy Corp.

SusGlobal Energy Corp., the developer of SusGro™, a revolutionary pathogen free organic fertilizer is a renewables company focused on acquiring, developing and monetizing a portfolio of proprietary technologies in the waste to energy and regenerative products application globally.

It is management's objective to grow SusGlobal into a significant sustainable waste to energy and regenerative products provider, as Leaders in The Circular Economy™. For more information, please visit the Company's website at: www.susglobalenergy.com

Safe Harbor Statement

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's objectives. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects," "plans," "anticipates," "believes," "intends," "estimates," "projects," "aims," "potential," "goal," "objective," "prospective," and similar expressions, or that events or conditions "will," "would," "may," "can," "could" or "should" occur. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, lack of sufficient financial resources; variations in market conditions, currency and our stock; the Company's ability to obtain any necessary permits, approvals, consents or authorizations required for its activities; the Company's ability to produce energy, biogas, compost or organic fertilizer from its properties successfully or profitably, to continue its projected growth, or to be fully able to implement its business strategies and other risk factors described in the Company's filings with the U.S. Securities and Exchange Commission, which may be viewed at www.sec.gov.

Contact

SusGlobal Energy Corp.
Marc Hazout, President
(416) 223-8500 or Toll Free: 1-866-512-7374
Email: info@susglobalenergy.com
SOURCE: SusGlobal Energy Corp.